                                                                    EXHIBIT 10.5


                       INDEMNITY AS TO LETTERS OF CREDIT,
               PERFORMANCE BONDS, APPEAL BONDS, GUARANTIES, ETC.


         THIS INDEMNITY, dated November 27, 1996, by CLARK MATERIAL HANDLING COMPANY (f/k/a CMHC ACQUISITION CORPORATION), a Delaware corporation (the "Indemnitor"), in favor of TEREX CORPORATION, a Delaware corporation ("Terex"), for itself and an successor to CMH ACQUISITION CORP., a Delaware corporation ("CMH Acquisition") and CMH ACQUISITION INTERNATIONAL CORP., a Delaware corporation ("CMH International"), CLARK MATERIAL HANDLING COMPANY, a Kentucky corporation ("CMHC") and CLARK MATERIAL HANDLING INTERNATIONAL, INC., a Michigan corporation ("Clark Michigan"; CMH Acquisition, CMH International, CMHC and Clark Michigan collectively, "Sellers" and individually, "Sellers"). All capitalized terms not defined herein shall have the respective meaning ascribed thereto in the Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Terex, Sellers and Indemnitor have entered into that certain Stock and Asset Purchase and Sale Agreement, dated as of November 9, 1996 (the "Agreement"), whereby Terex and Sellers have agreed to sell, and Indemnitor has agreed to purchase, the Shares and the CMHC Assets; and

         WHEREAS, Section 6.20 of the Agreement provides that Indemnitor shall cause the release of Terex and all Sellers from all of their liabilities and obligations with respect to guaranties, letters of credit, performance bonds and appeal bonds (collectively, the "Guaranties") relating to the business of any of the Companies or Subsidiaries; and

         WHEREAS, Section 6.20 of the Agreement also provides that if Indemnitor is unable to obtain a release of any guaranty after use of commercially reasonable efforts, Indemnitor shall deliver to Terex and Sellers, as the case may be, a guaranty in favor of Terex or Sellers, as the case may be, of any liability or obligation of Terex and Sellers with respect to any remaining Guaranties.

         NOW, THEREFORE, in consideration of TEN ($10) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitor hereby agrees as follows;
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         1. The Indemnitor hereby irrevocably and without restriction as to time, minimum or maximum, shall indemnify, defend, save and hold harmless Terex and sellers to the fullest extent from and against any and all losses, claims, damages and liabilities, joint or several, and costs and expenses (including reasonable attorneys' tees and expenses), of any kind or nature whatsoever which Terex or any Seller may suffer or incur (a) to Foothill Capital Corporation for any and all losses, costs, damages or expenses related to the letters of credit itemized on Schedule A annexed hereto (the "Clark L/Cs') and (b) to MBNA for any and all losses, costs, damages or expenses related to the guaranties and letter of credit in favor of MBNA in the amount of up to $80,000.

         2. The Indemnitor's obligations hereunder shall be binding upon its successors and assigns and shall inure to Terex's and Sellers' benefit and to the benefit of any assign(s) and successor(s) in interest no Terex and Sellers.

         3. This Indemnity shall be construed under the laws of the State of New York without regard to principles of conflicts of laws.

         4. All notices and other communications under this Guaranty shall be in writing and shall be deemed given (i) when delivered if by hand or overnight courier, (ii) three days after mailing by first-class registered mail, return receipt requested, postage prepaid, or (iii) when telecopied, provided that concurrently therewith a copy is mailed by first-class registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or to such address as a party may have specified by notice given to the other party pursuant to this provision):

         If to any Seller or to Terex to:

                              Terex Corporation
                              500 Post Road East
                              Westport, Connecticut  06880
                              Attn:    Marvin B. Rosenberg, Esq.
                              Senior Vice President, Secretary
                              and General Counsel
                              Fax No.: (203) 227-1647

         With a copy to:

                              Robinson Silverman Pearce
                              Aronsohn & Berman LLP
                              1290 Avenue of the Americas
                              New York, New York  10104
                              Attn:    Stuart A. Gordon, Esq.
                              Fax No.: (212) 541-1360

                                      -2-
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         If to Indemnitor, to:

                         CLARK Material Handling Company
                         172 Trade Street
                         Lexington, Kentucky 40508
                         Attn:    Dr. Martin Dorio
                         Fax No.: (606) 288-1813

         With a copy to;

                         Dechert Price & Rhoads
                         4000 Bell Atlantic Tower
                         1717 Arch Street
                         Philadelphia, Pennsylvania 19102
                         Attn:    G. Daniel O'Donnell, Esq.
                         Fax No.: (215) 994-3197


         IN WITNESS WHEREOF, Indemnitor has executed this Indemnity this 27th day of November, 1996.


                                        CLARK MATERIAL HANDLING COMPANY
                                        (formerly known as CMHC ACQUISITION
                                        CORPORATION), a Delaware corporation


                                        By: /s/
                                           ----------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A

                                                                                Expiration
Issuing bank      L/C Number        Beneficiary                   Amount           Date
------------      ----------        -----------                   ------        ----------
Norwest Bank      S750100           Dealer Commercial                           3/10/97
                                    Import                    $  250,000.00

Norwest Bank      S750172           National Union
                                    Fire Ins.                 $  650,000.00     9/24/97

Norwest Bank      S750168           Amwest Surety
                                    Insurance                 $  286,580.59     9/18/97

Norwest Bank      S750173           Amwest Surety
                                    Insurance                 $  250,000.00     11/18/97

Norwest Bank      S750216           Unibanco                  $  200,000.00     11/30/97

                                    TOTAL:                    $1,636,580.59